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Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

Michael A. Cane*         Stephen F.X. O'Neill**    ____________________
Leslie L. Kapusianyk**   Michael H. Taylor**       Preston R. Brewer***

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500
Las Vegas, Nevada 89102

November 6, 2000

Sedona Software Solutions Inc.
503 - 1755 Robson Street
Vancouver, B.C. V6G 3B7
Attention: John E. Cooper, President

Re: Sedona Software Solutions Inc. Registration Statement on Form
SB-2

Dear Mr. Cooper:

We have acted as counsel for Sedona Software Solutions Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, Prospectus and the exhibits attached thereto dated November 6, 2000; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very truly yours,

CANE AND COMPANY, LLC



/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


   *Licensed Nevada, California, Washington and Hawaii State Bars
         ** British Columbia Bar only; ***California Bar only

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Sedona Software Solutions Inc.
November 6, 2000
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member